UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2015

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bradley J. Holiday

On March 5, 2015, Callaway Golf Company (the “Company”) entered into a First Amendment to Officer Employment Agreement (the “Holiday Amendment”) with Bradley J. Holiday, the Company’s Chief Financial Officer. Pursuant to the Holiday Amendment, Mr. Holiday has agreed to continue to serve as the Company’s Chief Financial Officer until his successor has been appointed and to provide certain transition services for a period of one year after the date of his retirement (the “Transition Period”).

Pursuant to the terms of the Holiday Amendment, upon his retirement and the appointment of his successor, Mr. Holiday shall be entitled to the following: (1) any compensation accrued and unpaid as of the date of his retirement, (2) a pro-rata annual incentive payment for the year in which he retires to the extent the performance goals are achieved under the senior management annual incentive plan for the year of retirement, (3) subject to his execution of a standard release of claims, an amount equal to one-half of the sum of (a) his annual base salary at the time of his retirement, plus (b) his annual target incentive, (4) vesting of all equity-based long-term incentive awards held by him that would have vested within 12 months following the date of his retirement, provided that awards subject to performance-based vesting will vest only if, and to the degree that, the performance goals are satisfied, (5) up to $50,000 in Company-paid health insurance benefits for a period of 24 months following the date of retirement, and (6) up to $35,000 in Company-paid financial planning assistance for a period of 24 months following the date of retirement. In addition, provided that he does not engage in any competitive activities with the Company during the Transition Period, Mr. Holiday will be entitled to an additional amount equal to one-half of the sum of (a) his annual base salary at the time of his retirement, plus (b) his annual target incentive. The foregoing cash amounts will be paid over the one year Transition Period in accordance with the Company’s payroll practices.

Except as summarized above, the employment agreement between the Company and Mr. Holiday dated as of May 1, 2012 otherwise remains unchanged.

The description of the terms of the Holiday Amendment is qualified in its entirety by reference to the full text of the Holiday Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Oliver G. Brewer III

On March 6, 2015 the Company entered into a First Amendment to Amended & Restated Officer Employment Agreement (the “Brewer Amendment”) with Oliver G. Brewer III, the Company’s President and Chief Executive Officer.

Pursuant to the Brewer Amendment, the term of Mr. Brewer’s employment with the Company will continue through April 30, 2016, unless earlier terminated in accordance with the terms of his employment agreement. On May 1, 2016, and on May 1 each year thereafter, the term of Mr. Brewer’s employment shall renew for an additional one year term, unless the Company provides notice to Mr. Brewer that it is not electing to renew Mr. Brewer’s employment.

Except as summarized above, the employment agreement between the Company and Mr. Brewer dated as of March 24, 2014 otherwise remains unchanged.

The description of the terms of the Brewer Amendment is qualified in its entirety by reference to the full text of the Brewer Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Officer Employment Agreement, effective as of March 5, 2015, by and between Callaway Golf Company and Bradley J. Holiday.

10.2	First Amendment to Amended and Restated Officer Employment Agreement, effective as of March 6, 2015, by and between Callaway Golf Company and Oliver G. Brewer III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Officer Employment Agreement, effective as of March 5, 2015, by and between Callaway Golf Company and Bradley J. Holiday.

10.2	First Amendment to Amended and Restated Officer Employment Agreement, effective as of March 6, 2015, by and between Callaway Golf Company and Oliver G. Brewer III.